ASSET PURCHASE AGREEMENT
                         (Covington, LA)

      THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated September 18, 2000, is between AEI NET LEASE INCOME & GROWTH FUND XIX LIMITED PARTNERSHIP, a Minnesota limited partnership (hereinafter individually, interchangeably and collectively called "Seller") and SOUTHERN RIVER RESTAURANTS, LLC, a Mississippi limited liability company, or its nominee (hereinafter collectively called "Purchaser").

      WHEREAS, Gulf Coast Restaurants, Inc. (the "Debtor") is currently a Debtor-in-Possession in Proceedings No. 98-80398-MHM,
Chapter 11, pending before the United States Bankruptcy Court for the Northern District of Georgia (the "Court"); and

      WHEREAS, Purchaser has committed to purchase and the Debtor has committed to sell thirteen (13) of the restaurants now owned or operated by Debtor in accordance with the provisions of 11 U.S.C. 363, and pursuant to a bid offer filed with the Court September 1, 2000 (the "Bid"), which has been approved by the Court; and

     WHEREAS, Seller, along with other owners who are affiliates of Seller or its general partner are the owners of three restaurants (collectively the "Restaurants") which are leased to the Debtor pursuant to those certain lease agreements more fully described on EXHIBIT "B", attached hereto (as the same may have been assigned, the "Leases" and each a "Lease"); and

      WHEREAS,  Seller  hereby commits to  sell  the  Assets,  as hereinafter  defined, to Purchaser, subject to and in  accordance
with   the  representations,  warranties,  terms  and  conditions specified herein; and

      WHEREAS, the Purchaser and Seller desire to set forth a binding agreement for the purchase and sale of the Assets owned by the Seller, all as provided herein;

      NOW THEREFORE, for the considerations set forth below, the Purchaser and Seller do hereby agree as follows.

      1.    BINDING AGREEMENT TO ACQUIRE CERTAIN ASSETS.   Seller
agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller the following:

          A.    Real  Estate:  Seller's interest in the immovable
(real) property located in the State of Louisiana, more particularly described on EXHIBIT "A", attached hereto and made a part hereof, together with any rights-of-way, servitudes or other benefits appurtenant thereto, and together with Seller's interest in any and all buildings, improvements, leasehold improvements, fixtures and components located thereon (sometimes hereinafter referred to collectively as the "Real Property", and the building improvements located thereon are sometimes hereinafter referred to collectively as the "Building").

          B. Personal Property: Any and all right, title and interest of Seller if any, in and to any and all personal property located at or within any and all of the above-described Real Property, including without limitation, any and all furniture (whether attached or unattached to the Building), and any and all fixtures and signage (hereinafter collectively referred to as the "Personal Property").

          The  foregoing described Real Property and the Personal
Property, together with Seller's interest in and under each of the Lease, are sometimes hereinafter collectively called the "Assets".

          An exact updated legal description of the Real Property shall be provided, in accordance with the certified survey provided for in Article 5 herein and Seller agrees to execute a quitclaim deed (in addition to the Limited Warranty Deed described in Paragraph 3A below) attaching the new legal description.

     2.    PRICE.   The  purchase price for  the  Assets  is  ONE
MILLION ONE HUNDRED SIXTEEN THOUSAND AND NO/100 DOLLARS ($1,116,000.00). The Purchase Price shall be payable at Closing
(as hereinafter described) in cash or current and readily available funds (subject to adjustments and prorations as hereinafter set forth).

     3.   CONVEYANCE DOCUMENTS AND DISCLAIMER OF WARRANTIES.

          A. Conveyance Documents. Seller shall convey the Real Property free and clear of any liens or encumbrances by conveyance and/or assignment instruments in form and substance satisfactory to Purchaser and the Title Company, as defined below, subject only to current real estate taxes, not delinquent, and Permitted Exceptions, as defined below; with limited warranty of title as to the Real Property (as to Seller's own acts and deeds and as to claims arising by, through or under the Seller). Seller agrees to execute and deliver to Purchaser at Closing (a) a Non-Foreign Affidavit, (b) an Owner's Affidavit certifying to Seller's knowledge, among other things, that there are no unpaid mechanic's liens affecting Seller's interest in the Real Property that will not be satisfied at closing, that there are no liens affecting any of the Real Property, that there has been no construction work conducted by or at the instance of Seller at the Real Property for the last 120 days for which the contractors and/or subcontractors performing such work have not been paid in full, that all taxes and special assessments that are due and payable affecting each Real Property have been paid in full, that the Seller or the Debtor is in possession of the Assets and that to Seller's knowledge there are no unrecorded leases or subleases affecting the Real Property, other than the Leases, (c) any other affidavit, statement, or other document reasonably required by the Title Company specified in Article 5 as a condition for the issuance of the title insurance policy(ies) provided for below, including without limitation the affidavit regarding Seller's representations and warranties set forth in Article 13 below, and
(d) a Quitclaim Bill of Sale conveying all of Seller's right, title and interest in and to the Personal Property.

          B. DISCLAIMER OF WARRANTIES; "AS IS" CONVEYANCE; INSPECTION. PURCHASER ACKNOWLEDGES AND AGREES WITH SELLER THAT
(1) PURCHASER IS PURCHASING THE ASSETS AT CLOSING IN AN "AS IS" CONDITION "WITH ALL FAULTS" AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF THE SELLER; AND (2) EXCEPT FOR THE WARRANTIES OF TITLE CONTAINED HEREIN OR TO BE CONTAINED IN THE ACT OF SALE TO BE EXECUTED BY SELLER, SELLER HAS NOT, DOES NOT, AND WILL NOT (a) MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR USE, OR WITH RESPECT TO THE VALUE, PROFITABILITY, OR MARKETABILITY OF THE ASSETS, OR (b) MAKE ANY
REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS ORDERS OR REQUIREMENTS INCLUDING BUT NOT LIMITED TO THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE.

          Purchaser acknowledges that except as set forth herein,
(a) Purchaser has not relied, and is not relying, upon any information, document, sales brochures or other literature, maps or sketches, projection, proforma, statement, representation, guarantee or warranty (whether express or implied, or oral or written, or material or immaterial) that may have been given by or made by or on behalf of Seller; and (b) Seller shall not make any warranties or representations as to (i) the quality, nature, adequacy, or physical condition of the Assets including, but not limited to, foundations, the structural elements, roof, appurtenances, parking, plumbing, electrical systems, HVAC, access, landscaping, sewage or utility systems, or facilities at the Assets, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Assets; (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Assets; (iv) the development potential of the Assets, its habitability, or fitness, suitability or adequacy of the Assets for any particular purpose; (v) the zoning or other legal status of the Assets; (vi) the Assets' or its operations' compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity;
(vii) the quality of any labor or materials relating in any way to the Assets; or (viii) the condition of title to the Assets or the nature, status and extent of any right of way, lease, right of redemption, reservations, covenant, condition, restriction or any other matter affecting title to the Assets.

           Purchaser further acknowledges that Purchaser has had and/or will be given, pursuant to this Agreement, an adequate opportunity to make such legal, factual, and other inquiries and investigations as Purchaser deems necessary, desirable, or appropriate with respect to the Assets. Such inquiries and investigations of Purchaser shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Assets, the physical components of all portions of the Assets, the condition of the Assets, such state of facts as an accurate survey and inspection would show, the present and future zoning ordinances, resolutions and regulations of the city, county, and state where the Assets is located and the value and marketability of the Assets.

           Without in any way limiting the generality of the preceding subparagraphs of this section, but subject to Sections 13 and 14 of this Agreement, Purchaser specifically acknowledges and agrees that as of the date of Closing, Purchaser shall waive, release, and discharge any claim it has, might have had, or may have against the Seller with respect to the condition of the Assets, either patent or latent, its ability or inability to obtain or maintain building permits, either temporary or final certificates of occupancy, or licenses for the use or operation of the Assets, and/or certificates of compliance for the Assets, the actual or potential income or profits to be derived from the Assets, the real estate taxes or assessments now or hereafter payable thereon, the compliance with any environmental protection, pollution, or land use laws, rules, regulations or requirements, and any other state of facts which exist with respect to the Assets.

       4. EARNEST MONEY. Purchaser shall deposit with Capdevielle Title Corporation (the Title Agent"), as escrow agent and agent for the Title Company, as defined below, the sum of Twenty Five Thousand and 00/100 Dollars ($25,000.00), as earnest money, contemporaneously with the execution of this Agreement by Purchaser, to be held in Title Agent's interest bearing trust account (with interest accruing to the benefit of the Purchaser) and to be credited against the Purchase Price at Closing (said earnest money, and any and all interest accrued thereon, hereinafter collectively called the "Deposit"). Purchaser acknowledges and agrees that the Deposit is nonrefundable except to the extent provided in paragraph 6(c).

      5. TITLE INSURANCE. Seller and Purchaser acknowledge and agree that Purchaser intends to obtain from Title Agent a current Commitment for Title Insurance based upon Chicago Title Insurance Company Commitment No. 01508.0736 in favor of Applejazz, LLC ("Applejazz") issued August 17, 2000, effective August 11, 2000 ("Title Commitment") covering each Real Property issued by Chicago Title Insurance Company (the "Title Company"), whereby the Title Company commits to issue to Purchaser a current form ALTA Owner's Policy of Title Insurance (collectively and interchangeably, the "Title Policy") with extended coverage, subject only to the matters identified on EXHIBIT "C" attached hereto and incorporated herein by reference, the Leases, existing zoning, sewer, drainage and other public utility servitudes of record, liens for ad valorem taxes which are not yet due and payable, subdivision or other covenants, restrictions and easements which do not adversely affect the use of the Real Property for its current uses, and any other exceptions agreed to by Purchaser in writing (collectively "Permitted Exceptions"). Purchaser, at its option, may also obtain an ALTA/ACSM "Urban" Class certified survey of any of the Real Property satisfactory to Purchaser, in its sole opinion (hereinafter, the "Survey(s)"), bearing a legal description, made by a licensed surveyor. Purchaser has obtained or shall obtain from Applejazz copies of any prior title evidence, such as a current abstract or title policy, and any prior surveys Seller may have previously delivered to Applejazz, of any of the Real Property to expedite further examination of title. Purchaser and Seller acknowledge and agree that Purchaser is hereby deemed to have raised as objections, effective as of the date of this Agreement, the matters set forth in that certain letter from counsel to Applejazz dated August 18, 2000 (collectively "Defects"). Seller shall make a good faith effort to so cure such Defects and Seller shall have twenty (20) days from the date of Purchaser's notice of such Defects to furnish evidence to the extent the Defects are cured or removed. If Seller is unable to cure such Defects within said twenty (20) days, Purchaser may, at its election, take the title as it then is upon giving to Seller notice of such election and tendering performance on its part, or Purchaser may exercise its rights to lease any of the Real Properties affected by such Defects as provided under paragraph 6(c). Closing shall be an insured closing so that when title is transferred to
Purchaser, the Title Policy(ies), as aforesaid, shall be delivered to Purchaser subject only to the Permitted Exceptions.

      6. INSPECTIONS. (a) Seller hereby grants Purchaser, its agents, employees or representatives a period of time commencing on the Effective Date and ending on September 25, 2000 (the "Inspection Period"; 5:00 p.m. central time on the last day of the Inspection Period shall hereinafter be referred to as the "Inspection Notification Date") to conduct such feasibility analyses, studies and investigations and with the approval of the Debtor to enter upon the Property at any time, and from time to time, at any time approved by Debtor, to conduct soil tests, borings, percolation tests and any other tests, inspections or examinations which Purchaser deems necessary or advisable, it its sole discretion, and to review that certain Phase I Environmental Assessment Update of the Applebee's Neighborhood Grill Restaurant for the Real Property delivered to Applejam, Inc. under cover of letter dated August 25, 2000 from Malcolm Pirrie, Inc., a copy of which Purchaser intends to obtain from Applejazz (the "Report"). At Seller's option, Seller may have a representative present during any on site inspection of the Personal Property or Building, or during any Re-Inspection (as defined below) of the same. In furtherance of the foregoing, and to assist the Purchaser in its Inspections of the Real Property, Purchaser has obtained or shall obtain from Applejazz copies of the existing Lease, environmental reports, title insurance policies, and surveys concerning the Real Property. With Debtor's approval, Seller hereby grants to Purchaser, its agents or contractors, the right to enter upon the Real Property and within the Building thereon to make the Inspections and the Surveys described herein. Purchaser's entry onto the Real Property shall be at its own risk. In connection with any such Physical Inspections conducted by Purchaser and its agents or contractors, Purchaser covenants and agrees that all such work and tests performed by or at the request of Purchaser shall be nondestructive and Purchaser shall, immediately upon any request of Seller, restore the Assets to the condition thereof existing immediately prior to any such work or tests. Seller makes no warranty or representation as to the quality, accuracy or completeness of any of the information delivered to Purchaser in accordance with this section or the ability of Purchaser to rely thereon. Purchaser hereby agrees that Purchaser shall be completely responsible for all acts and omissions of itself, its agents, and representatives in exercising such right and privilege granted in this paragraph, and Purchaser hereby indemnifies Seller and agrees to hold Seller free and harmless from and against any and all losses, costs, damages, and expenses (including, without limitation, attorney's fees, costs of litigation, and the cost and expense of removing or bonding any liens affecting the Assets) ever suffered or incurred by Seller by reason of the exercise of the rights and privileges granted to Purchaser in this paragraph or the breach of Purchaser's covenant to restore contained herein. The indemnity contained in the immediately preceding sentence shall expressly survive the Closing or any termination of this Agreement.

           (b) Purchaser shall have the right, at its option, (with a representative of Seller present, if Seller so chooses) to re-inspect the Personal Property and Building (the "Re-Inspection") immediately prior to Closing. In the event such Re-Inspection reflects that Personal Property or the Building has materially declined in condition other than normal wear and tear since the prior Physical Inspection, or any portion thereof has been removed since the Physical Inspection without having been replaced with similar Personal Property, Purchaser shall look to the Debtor for any costs, damages or reimbursement, and not to Seller.

           (c) In the event Purchaser, in its sole discretion, shall determine that any of the Assets are unsuitable to purchase for one of the reasons set forth in this Paragraph 6(c), then Purchaser shall give to Seller written notice no later than the Inspection Notification Date of (i) Defects or (ii) if the Report reveals the presence of environmental contaminants in violation of applicable environmental laws other than de minimus quantities of substances which technically could be considered environmental contaminants provided that such substances are of a type and are held in a quantity normally used in connection with the occupancy or operation of comparable restaurants or commonly used as cleaning or office supplies and are being held, stored and used in compliance with all applicable environmental laws, and which are not described in that certain Phase I Environmental report the cover page of which is attached as EXHIBIT "D", (any or all of which such conditions are hereinafter "Deficiencies"), and Seller shall have thirty (30) days from the date of receipt of such notice (1) to effect a cure of such Deficiencies, provided, however, that such Deficiency is not readily susceptible to cure within thirty (30) days, with the consent of the Purchaser's lender, Seller shall have a reasonable period of time under the circumstances to effect such cure if the Seller commences such curative efforts within such thirty (30) day period and thereafter diligently continues such efforts until the completion of the cure, or (2) to advise Purchaser that it will not or cannot cure such Deficiencies whereupon Purchaser shall have the option, in its sole discretion, to elect (i) to purchase the Assets notwithstanding the Deficiencies for the Purchase Price, or (ii) to terminate this Agreement and, at Purchaser's option,
(x) assume Debtor's interest in the Lease applicable to the Real Property (the "Subject Lease") and enter into a modification of the Subject Lease with Seller on terms set forth in the Subject Lease, modified only as necessary, to provide that the maximum total rental due to Seller under the Subject Lease is 7% of the gross sales of foods and beverages at the Restaurant to be operated on the Real Property, or (y) terminate the Subject Lease. Notwithstanding anything herein to the contrary, in the event that Seller's curative efforts with respect to contamination are not completed by October 24, 2000, but will be completed within 180 days thereafter, Purchaser agrees to lease the Real Property in accordance with the immediately preceding sentence until such curative efforts are completed, at which time Purchaser shall purchase the Assets for the Purchase Price. In the event of a conflict between this paragraph 6(c) and any other term or provision of this Agreement, the terms of this Paragraph shall control.

           (d) In the event Purchaser fails to make objection to any alleged Deficiencies by the Inspection Notification Date, Purchaser shall be deemed to have approved the Assets in all matters related thereto.

     7.   CONDITIONS PRECEDENT.

            A. FOR PURCHASER'S BENEFIT. Seller hereby acknowledges that Purchaser has advised Seller of its intent to initially use the Real Property as an Applebee's restaurant with associated bar serving alcoholic beverages (collectively, "Purchaser's Intended Use"). This purchase and sale is subject to the satisfaction, or waiver by Purchaser, of the following conditions and covenants prior to the Closing Date (hereinafter defined):

               1. There shall be no outstanding Defects or Deficiencies.

           B.   FOR SELLER'S BENEFIT.  As conditions precedent to
Seller's obligations under this Agreement:

               1. All rents and other amounts then due and payable under the Subject Lease shall have been paid in full by the Debtor.

          C.    FAILURE OF CONDITIONS.  In the event that any  of
the foregoing Conditions Precedent have not been satisfied or complied with, or waived by Purchaser, or by Seller, as applicable, on or before October 24, 2000, as such date may be extended by rights of parties under express provisions of this Agreement, Purchaser or Seller may, at its option terminate this Agreement; in which case, the Deposit shall be returned to Purchaser and the parties shall thereafter be released from any further liability hereunder, except with respect to the Condition Precedent in Section 7.A.1, as to which Purchaser may exercise its rights under Section 6(c)(i) or (ii).

      8. EMINENT DOMAIN; DAMAGE. If prior to Closing any part of the Real Property is condemned or appropriated by public authority or any party exercising the right of eminent domain, or if any Building is destroyed or materially damaged by fire, windstorm, explosion or other casualty, Purchaser may, at its option, terminate the Agreement or elect to close notwithstanding such casualty or condemnation, in which case the Purchase Price shall be reduced by the amount of Seller's award and/or insurance proceeds, or if such condemnation and/or insurance award is not yet determined, the Purchase Price shall remain the same and Seller shall assign to Purchaser at Closing its rights in such award.

      9. RISK OF LOSS. Prior to Closing, the risk of loss or damage to the Assets shall remain with Seller.

      10. CLOSING; ESCROW; AND CLOSING EXPENSES. Closing and settlement (the "Closing") shall take place through escrow at the office of the Title Agent referenced in Article 4 above, via mail delivery of the closing documents, and otherwise at a place mutually agreed to by the parties, on or before October 24, 2000, as such date may be extended by rights of parties under express provisions of this Agreement (the "Closing Date"). Prior to Closing in escrow, Purchaser shall submit to Seller for approval a copy of the proposed conveyance documents. Prior to Closing in escrow, Seller shall submit to Purchaser a copy of the most recent tax bills. All current real estate taxes are to be prorated as of 11:59 p.m. on the date prior to the Closing Date (the "Proration Time"), and if the amount of such taxes is not then ascertainable, the prorating shall be on the basis of the amount of the most recent ascertainable taxes. Any past due and unpaid special assessments, shall be paid by Seller at Closing or Purchaser shall receive an adjustment in the Purchase Price to cover the cost of the special assessment(s). Any other special assessments shall be prorated as of the Proration Time. All transfer and conveyance taxes and/or documentary transaction taxes and special real estate taxes related to conveyance, if any, shall be paid for by the Seller. All base rent, common area maintenance charges and other monetary charges under the Leases shall be prorated as of the Proration Time. All percentage rent, if any, payable under the Leases shall be prorated as of the Proration Time. The cost of recording the conveyance documents called for herein shall be paid for by Purchaser. All title curative work, including the cost of recording any documents required therewith, shall be paid for by Seller. Any and all closing costs and escrow fees and other costs related to Closing shall be equally divided between Seller and Purchaser. Purchaser shall pay for the cost of the Survey inspections described or permitted under Paragraph 6 and all title searches and charges and title premiums. Each party shall bear its own attorney's fees.

      11. TIME OF THE ESSENCE; DEFAULT. Time is of the essence of this Agreement. If Purchaser defaults hereunder and fails to cure said default within thirty (30) days after receipt of written notice thereof from Seller stating the nature of the default and the actions needed, then, upon demand of Seller, said Deposit shall be forfeited as liquidated damages and this Agreement shall become null and void. It is specifically agreed by Seller and Purchaser that Seller's sole remedy in the event of a default by Purchaser under this Agreement shall be limited solely to retention of the Deposit as liquidated damages, and Seller waives any and all other damages and causes of action which may have arisen pursuant to law, and that Seller's damages in the event of a breach or default by Purchaser are difficult to ascertain at this time and the Deposit is a reasonable estimate of such damages and is not intended to be a penalty.

           If Seller defaults hereunder, or if the Seller is unable or unwilling to deliver title to any of the Assets on the Closing Date in the manner required herein, and fails to cure said default within thirty (30) days after receipt of written notice thereof from Purchaser, the Deposit shall be returned to Purchaser only pursuant to the terms of paragraph 6(c) and in all other events shall be delivered promptly to Seller, and the Purchaser may demand specific performance or seek any other remedy, available at law or in equity.

           If either party hereto is required to engage the services of an attorney to enforce any of the provisions hereof, the prevailing party may collect its reasonable attorney's fees actually incurred in connection with such actions.

      12. NOTICE. All notices and demands herein required shall be in writing and shall be sent by either (a) United States Certified Mail, return receipt requested, postage prepaid, or (b) national overnight delivery service with return receipt, delivery charge prepaid, or (c) by fax notice with printed confirmation, to Seller at AEI Fund Management, 1300 Minnesota World Trade Center, 30 Seventh Street East, St. Paul, Minnesota 55101-4901,
Attention: Mr. Mark Larson, Chief Financial Officer, Facsimile No. (651) 227-7705, with copy to Troutman Sanders at 600 Peachtree Street, N.E., Suite 5200, Atlanta, GA 30308, Attention:
A. Michelle Willis, Esq., Facsimile No. (404) 962-6722; or to Purchaser at Paradise Foods, Inc., 417 Main Street, Natchez, Mississippi 39120, Attention: David Paradise, Facsimile No. (601) 445-4397, with a copy to Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30308,
Attention: Eric W. Anderson, Esq., Facsimile No. (404) 815-2424. Notices sent by United States Certified Mail as set forth above shall be effective five (5) days after the same is deposited with the United States Postal Service, postage prepaid. Notices sent by national overnight courier service shall be effective one (1) day after depositing the same with such courier service, delivery fee prepaid, marked for next day delivery. Notices sent by fax shall be effective on the same business day provided the confirmation reflects the recipient received the same before 5:00 p.m., recipient's time; otherwise, such notice shall be effective on the next business day.

      13. COVENANTS. Seller represents, covenants and warrants, in addition to any other representations, covenants and warranties contained in this Agreement, that (a) Seller owns good and valid title to all of the Assets subject to the Subject Lease and Permitted Exceptions, only; (b) closing of the transaction contemplated herein will not violate the terms of any agreements that Seller may have with any other parties, including mortgages, stand still agreements, and cease and desist orders and any by-laws of Seller, or to the best of Seller's knowledge, any law or ordinance; (c) Seller has received no notice of, and to Seller's actual knowledge, there are no actions, suits or proceedings pending against, by or affecting Seller which affect title to the Assets or which questions the validity or enforceability of this Agreement or of any action taken by Seller under this Agreement, in any court or before any governmental authority, domestic or foreign; and Seller has received no notice of, and to Seller's actual knowledge, there are no pending condemnation actions involving all or any portion of the Assets; (d) to Seller's actual knowledge, other than the Subject Lease, there are no leases with Seller, including without limitation, billboard leases, or other agreements for use, occupancy or possession presently in force with respect to all or any portion of the Real Property, and the Subject Lease is (and shall be as of the Closing Date) in full force and effect; (e) [intentionally deleted]; (f) [intentionally deleted]; (g) between the date of this Agreement and the Closing Date, the Seller will not grant or enter into any agreement with any party other than the Purchaser providing for the sale, lease, option to acquire, or other disposition of any of the Assets (Purchaser acknowledges that Seller has heretofore entered into an agreement regarding the Assets with Applejazz which agreement is being assigned or terminated in accordance with this Agreement and orders of the Court); and (h) all of the foregoing representations covenants and warranties will be true and correct at Closing or Seller will advise of any necessary corrections or additions to render the same not misleading. Seller agrees to sign at Closing an affidavit confirming the foregoing as of the Closing Date or advising Purchaser of any necessary corrections or additions to render the foregoing not misleading as of such date. All of the covenants, warranties, representations and agreements contained in this Paragraph 13 (as modified by closing additions or corrections in the manner specified herein) and in 14 (ii) below, shall survive closing and shall run with the land and extend to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties for a period of one (1) year. Purchaser, in turn, covenants and warrants that it has the due power and authority to enter into this Agreement and to close the transaction contemplated herein, without the consent or intervention of any other parties.

     14.  HAZARDOUS SUBSTANCES.

          A.      Seller's   Representations,   Warranties    and
Covenants.    Seller  represents,  warrants  and  covenants   the
following:

               (i) For purposes of this Section 14 "Hazardous Substances" means substances or pollutants known to be hazardous wastes, hazardous substances, hazardous constituents, toxic substances, whether solid, liquid or gaseous, including but not limited to asbestos, radioactive materials, oil, gasoline, diesel fuel and other hydrocarbons, and any other substances defined as "hazardous wastes", "hazardous substances", "toxic substances", "pollutants", "contaminants", or other similar designations, the removal, storage or presence of which is regulated or required and/or the maintenance of which is penalized by the Resources Conservation Recovery Act, 42 U.S.C. 6901, et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300(f)-300(j) - 10, the Clean Air Act, 42 U.S.C. 7401, et seq., or any other local, state or federal agency, authority or governmental unit provided, however, that such definition expressly excludes such materials which would otherwise be "Hazardous Substances" if used in the ordinary course of business or for cleaning office uses.

               (ii) Seller has not received and is not aware of any notification from any federal, state, county or city agency or authority to Seller relating to Hazardous Substances on, in or at any Real Property.

     15. MUTUAL INDEMNITIES. Seller agrees to indemnify, defend and hold Purchaser, its officers, directors, shareholders, employees, agents and representatives ("Purchaser et al") from and against any and all damages, losses, liabilities, deficiencies, actions, demands, judgments, costs and expenses (including reasonable attorneys' fees and accountants' fees actually incurred) of any kind or nature whatsoever (except those items caused by Debtor or Purchaser or which by this Agreement specifically become the obligation of Purchaser) caused by Seller and arising out of, resulting from, relating to, or incident to
the  Assets  up  to   the Proration Time.   Purchaser  agrees  to
indemnify, defend and hold Seller, its officers, directors, shareholders, employees, agents and representatives ("Seller et al") from and against any and all damages, losses, liabilities, deficiencies, actions, demands, judgments, costs and expenses (including reasonable attorneys' fees and accountants' fees actually incurred) of any kind or nature whatsoever (except those items caused by Debtor or Seller or which by this Agreement specifically become the obligation of Seller) caused by Purchaser and/or arising out of, resulting from, relating to, or incident to the Assets from and after the Proration Time.

      16. BROKERS' INDEMNITY. Seller and Purchaser hereby covenant and warrant that there are no real estate brokers involved in this transaction. In connection with the foregoing, Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any and all claims, costs or damages incurred by Seller resulting from Purchaser's failure to pay such commission or resulting from any other person or firm claiming to have negotiated, instituted or brought about this Agreement on behalf of Purchaser other than the foregoing described broker. Seller, in turn, hereby agrees to indemnify, defend and hold Purchaser harmless from any and all claims, costs or damages incurred by Purchaser resulting from any person or firm claiming to have negotiated, instituted or brought about this Agreement on behalf of Seller.

      17. APPLICABLE LAW. This Agreement shall be governed by and construed under the laws of the State of Louisiana.

      18.  EFFECTIVE DATE.  This Agreement shall be effective  as
of  the  date  the last party hereto signs such Agreement.   This
Agreement shall not be binding on either party, however, until it is fully executed by all parties hereto.

     19.  MISCELLANEOUS.

           A. In the event any time period provided for in this Agreement expires on a weekend or legal holiday (being defined by any holiday recognized by the United States Postal Service), the time period shall be automatically extended to the next business day. If any provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be held invalid or unenforceable, such provision shall be construed as closely as possible to its original intent but so as to remain enforceable or valid under law, and the remainder of the Agreement, or the application of such term or provision to persons whose circumstances are other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

           B. If at any time following the execution of this Agreement another entity is approved by the Court to be the lessee or purchaser of any or all of the Assets, at either the Purchaser's or the Seller's option, this Agreement will terminate and the Seller shall receive the Deposit and any interest thereon and/or other amounts escrowed hereunder by Purchaser.

           C. Except to the extent required by the Court, the Seller will keep, in strict confidence, all of the terms and conditions of this Agreement.



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      IN  WITNESS WHEREOF, Seller and Purchaser have caused their duly authorized officers to execute this Agreement.


OFFERED BY:              PURCHASER:

                         SOUTHERN RIVER RESTAURANTS, LLC,
                         A MISSISSIPPI LIMITED LIABILITY COMPANY


                         By: /s/ Frank C Heath Jr
                         Name:   Frank C Heath Jr
                         Title:  Member



                         Date of Execution:  September  18, 2000












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ACCEPTED BY:             SELLER:

                         AEI NET LEASE INCOME & GROWTH FUND XIX
                         LIMITED PARTNERSHIP,
                         a Minnesota limited partnership

                         By:  AEI Fund Management XIX, Inc.,
                              its corporate general partner


                              By:  /s/ Mark E Larson
                              Name:    Mark E. Larson
                              Title:   Chief Financial Officer



                              Date of Execution:  September 15, 2000



                           EXHIBIT "A"

                  [REAL PROPERTY DESCRIPTIONS]



                            PARCEL 1

ALL THAT CERTAIN PIECE OR PARCEL OF GROUND, together with all the buildings and improvements thereon, situated in and being located in Section 15, Township 7 South, Range 11 East, St. Tammany Parish, Louisiana, and being described in accordance with R.L. Schumann, dated July 17, 1985 as Our Parcel "D", and by reference to said survey, said property is described as follows, to-wit:

Commencing at the intersection of the south line of Holiday Drive and the east line of an 80 unnamed street, which said point is also described as being North 89 degrees, 59 minutes, 00 seconds East, 1362.70 feet; thence South 00 degrees, 10 minutes, 00 seconds West 2056.51 feet; thence South 00 degrees, 09 minutes, 00 seconds West, 678.20 feet from the section corner common to
Section 9, 10, 15 and 16 Township 7 South, Range 11 East, St. Tammany Parish, Louisiana.

From said referenced point, go South 00 degrees, 14 minutes, 42 seconds East 811.41 feet along the east line of the said 80 unnamed street to the southern line of the Wal-Mart site; thence with the southern line of the Wal-Mart side, go North 89 degrees, 21 minutes, 52 seconds East, 995.65 feet; thence South 7 degrees, 35 minutes, 00 seconds West 101.15 feet; thence go South 10 degrees, 59 minutes, 28 seconds West, 346.14 feet; thence South 17 degrees, 09 minutes, 08 seconds West, 103.23 feet to a point which is the point of beginning; thence continuing South 17 degrees, 09 minutes, 08 seconds West 200.00 feet; thence continuing South 17 degrees, 09 minutes, 08 seconds West, 200.00 feet; thence South 89 degrees, 21 minutes, 52 seconds West,
223.15 feet; thence North 15 degrees, 39 minutes, 46 seconds East, 198.41 feet; thence North 89 degrees, 21 minutes, 52 seconds East, 228.57 feet to the point of beginning.


                        SERVITUDE PARCEL


THAT CERTAIN NON-EXCLUSIVE SERVITUDE ESTATE created in the act of Easements with Covenants and Restrictions Affecting Land dated and filed may 23, 1985, and recorded in COB 1204, folio 558, as corrected in COB 1217, folio 482, filed August 14, 1985, affecting the land therein described.





                           EXHIBIT "B"

                      [LEASE DESCRIPTIONS]



SLIDELL,  LOUISIANA. Lease Agreement dated May 5, 1993  with  AEI
Real Estate Funds XVI and XVIII Limited Partnerships.

COVINGTON, LOUISIANA.    Lease Agreement dated June 23, 1993 with
AEI Net Lease Income & Growth Fund XIX Limited Partnership.

LAFAYETTE, LOUISIANA.    Lease Agreement dated January 17,  1995,
with AEI Net Lease Income & Growth Fund XX Limited Partnership.